EXHIBIT 11.1

                                Atmel Corporation
                 Statement of Computation of Earnings Per Share
                      (In thousands, except per share data)
                                   (Unaudited)

                                                              Three Months Ended                  Six Months Ended
                                                                   June 30,                           June 30,
                                                             1996            1995               1996            1995
                                                             ----            ----               ----            ----

    Weighted average shares outstanding for the period

       Common stock                                          97,872          92,750             97,696          92,064

       Dilutive employee stock options and  warrants          3,024           3,040              2,938           2,956
                                                          ---------       ---------          ---------       ---------

    Total common and common equivalent shares               100,896          95,790            100,634          95,020
                                                          =========       =========          =========       =========

    Net income                                            $  50,291       $  24,533          $  95,200       $  44,360
                                                          =========       =========          =========       =========

    Earnings per share                                    $    0.50       $    0.26          $    0.95       $    0.47
                                                          =========       =========          =========       =========

Fully diluted earnings per share does not differ significantly from primary earnings per share.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                              ATMEL CORPORATION
                                   -------------------------------------------
                                                (Registrant)



August 12, 1996                                /s/  GEORGE PERLEGOS
                                   -------------------------------------------
                                                 George Perlegos
                                        President, Chief Executive Officer
                                           (Principal Executive Officer)



August 12, 1996                                /s/  KRIS CHELLAM
                                   -------------------------------------------
                                                 Kris Chellam
                                    Vice President, Finance and Administration
                                   (Principal Financial and Accounting Officer)

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                 ATMEL CORPORATION
                                     -------------------------------------------
                                                    (Registrant)



August     , 1996
                                     -------------------------------------------
                                                  George Perlegos
                                           President, Chief Executive Officer
                                             (Principal Executive Officer)



August     , 1996
                                     -------------------------------------------
                                                    Kris Chellam
                                     Vice President, Finance and Administration
                                    (Principal Financial and Accounting Officer)